Exhibit 99.3

SCHEDULE II

60-Day Transaction History

The following transactions were effected during the past 60 days by funds registered under the Investment Company Act of 1940 that are sub-advised by non-affiliated sub-advisers of MassMutual and which such sub-advisory agreement may be terminated by MassMutual within 60 days:

Trade Date	Shares Purchased/(Sold)	Weighted Average Price
10/23/2025	(72)	$41.040417
10/23/2025	577	$41.080000
10/23/2025	577	$41.080000
10/23/2025	(577)	$41.080000
10/27/2025	(15)	$49.070000
10/27/2025	(15)	$49.070000
10/29/2025	(577)	$44.720000
10/23/2025	(577)	$41.080000
10/23/2025	577	$41.080000
10/23/2025	(577)	$41.080000
10/23/2025	577	$41.080000
10/29/2025	(577)	$44.720000
10/23/2025	577	$41.080000
11/10/2025	32	$43.480000
11/12/2025	30	$44.640000
11/14/2025	(74)	$43.220000
11/17/2025	10	$42.354000
11/20/2025	(2)	$43.155000
11/20/2025	7	$43.155714
11/20/2025	(5)	$43.156000
12/5/2025	11	$44.900000
12/11/2025	(2)	$46.225000
The above transactions were effected on the open market.